Exhibit 5.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 29, 2011

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Ladies and Gentlemen:

We have acted as special counsel to Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), and are furnishing this opinion letter to the Company in connection with its filing of a Registration Statement on Form S-4 (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission on November 29, 2011. The Registration Statement relates to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offering by the Company of up to 300,000 shares of the Company’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 and liquidation preference $1,000 per share (the “Preferred Shares”), which are represented by 12,000,000 depositary shares, each representing a proportionate interest in a Preferred Share (the “Depositary Shares”), which may be issued in connection with an exchange offer for certain outstanding series of trust preferred securities issued by trusts affiliated with the Company (the “Exchange Offer”).

For the purposes of giving this opinion, we have examined such corporate records and other documents as we have deemed relevant and necessary in connection with the opinions set forth below including the Company’s charter and bylaws as in effect as of the date hereof, a form of the Articles Supplementary for the Preferred Shares to be issued in the Exchange Offer (the “Articles Supplementary”), the Deposit Agreement, dated November 29, 2011, among the Company, Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services) (the “Depositary”) and the holders from time to time of the Depositary Shares (the “Deposit Agreement”), resolutions of the Board of Directors of the Company (and committees thereof), the Registration Statement and other documentation related to the Exchange Offer. As to questions of fact material to this opinion, we have relied, with your approval, upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinion set forth below, we have also assumed (a) the Articles Supplementary will have become effective in the form reviewed by us as described in the immediately preceding paragraph, (b) the Preferred Shares will be authorized, validly issued, fully paid and nonassessable, (c) the Depositary Shares will be issued and delivered in the manner contemplated by the Deposit Agreement and (d) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. In addition, in rendering the opinions set forth, we have relied upon, with your permission, the opinions expressed in the letter by Venable LLP, dated as of the date hereof, with respect to matters of Maryland law, which is attached as an exhibit to the Registration Agreement.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that when the Depositary Shares have been issued in accordance with the terms and conditions set forth in the Registration Statement, the Depositary Shares will be validly issued, fully paid and nonassessable and will entitle the holders of such Depositary Shares to the benefits provided therein and in the Deposit Agreement.

We are members of the Bar of the State of New York and we express no opinion herein as to any law other than the federal laws of the United States and the laws of the State of New York.

We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Depositary Shares and to the filing of a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz